UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2026

Partners Group Lending Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56792	88-3153051
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 37th Floor, New York, NY	10036
(Address of principal executive officers)	(Zip Code)

(877) 748-7209
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events.

Net Asset Value

The NAV per Unit as of July 31, 2026, as determined in accordance with the valuation policies and procedures approved by the Fund’s board of directors, was as follows:

NAV as of
Unit Class	July 31, 2026
Class I Units	$1.5036
Class M Units	$1.5036

As of July 31, 2026, the Fund’s aggregate NAV was approximately $318.3 million including approximately $224.0 million of debt outstanding.

Portfolio and Business Commentary

Portfolio Statistics

As of July 31, 2026, the Fund had investments in 64 portfolio companies1. The geographic allocations of the Fund’s portfolio companies, represented as a percentage of fair value, were as follows: 97% in North America, 0% in Europe, and 3% in Asia and Rest of World1.

Portfolio Summary as of July 31, 2026

Total Portfolio Size	$506.6 million
Borrowers[1]	64
Weighted Average Credit Spread[2]	5.1%
Median LTM EBITDA (at entry)[3]	$100.0 million
Weighted Average First Lien Net Leverage Ratio (at entry)[3]	5.8x
Weighted Average Total Net Leverage Ratio (at entry)[3]	6.1x
Weighted Average loan to value ("LTV") (at entry) [3]	39.0%

Asset Allocations

As of July 31, 2026, based on fair value, the Fund’s portfolio investments consisted of the following:

Portfolio Investments
First Lien / Unitranche Loans	94.4%
Opportunistic Credit	1.6%
CLO debt tranches	4.0%
Total	100.0%

As of July 31, 2026, the ten largest industries in which the Fund was invested, represented as a percentage of fair value1, were as follows:

Industry
Software	25.9%
Health Care Providers & Services	11.9%
Professional Services	11.3%
IT Services	9.1%
Trading Companies & Distributors	7.1%
Capital Markets	5.7%
Diversified Consumer Services	5.4%
Commercial Services & Supplies	3.8%
Machinery	2.9%
Financial Services	2.5%

As of July 31, 2026, the ten largest portfolio company investments in which the Fund was committed, based on par value or, in the case of equity investments, cost, were as follows:

Issuer	Par or Cost ($ in millions)	% of Total
PT Intermediate Holdings III, LLC	21.0	3.4%
PMA Parent Holdings, LLC	20.7	3.3%
Cobalt Service Partners, LLC	20.2	3.2%
Diligent Corporation	19.7	3.2%
DigiCert, Inc.	19.5	3.1%
Ascend Partner Services LLC	18.5	3.0%
Optimizely North America Inc.	18.3	2.9%
Ruby Buyer, LLC	15.9	2.5%
MRI Software LLC	15.0	2.4%
CSafe Acquisition Company, Inc.	14.9	2.4%

As of July 31, 2026, based on fair value, investments by vintage year were as follows1:

Investments Split by Year
2023	9.0%
2024	41.6%
2025	32.3%
2026	17.1%

[1]	Calculation excludes CLO debt tranches
[2]	Calculation includes all instruments with floating rate spreads
[3]	Calculation excludes CLO debt tranches, opportunistic credit, and recurring revenue loans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Group Lending Fund, LLC

		By:	/s/ Robert Collins
Dated:	September 1, 2026		Robert Collins President (Principal Executive Officer)